TechSys, Inc. Acquires Fuel Cell Businesses
Company to Pursue Fuel Cell Technologies

FLORHAM PARK, NJ – August 2, 2001 – TechSys, Inc. (TechSys) (NASDAQ SMALLCAP:TKSS) announced today that it has acquired a majority interest in SOFC Energy, Inc. (SOFC Energy) and Micro Fuel Cell Systems, Inc. (MFCS), previously the operating subsidiaries of Fuel Cell Companies, Inc. (FCCI). The acquisition of interests in these two subsidiaries by TechSys has made unnecessary the previously announced merger between TechSys and FCCI, which has now been terminated. SOFC Energy and MFCS focus on developing and advancing the use of clean energy producing products employing fuel cells. TechSys will now focus its business and resources on identifying and accelerating the commercialization of proprietary power producing products utilizing various, unique fuel cell technologies.

TechSys has acquired control of SOFC Energy and MFCS. TechSys has issued 780,000 shares of its common stock to FCCI and canceled notes of FCCI in the aggregate amount of $725,000. The remaining interests in SOFC Energy and MFCS are primarily held by technology licensors and their affiliates. Subsequent to this transaction, total issued and outstanding shares of TechSys are 4,703,544.

SOFC Energy is a company strategically partnered with Adelan, Ltd. (Adelan), which is located in Birmingham, England. SOFC Energy is a Solid Oxide Fuel Cell commercialization company developing proprietary systems and products related to the portable, automotive, residential, and commercial sectors utilizing Adelan’s Solid Oxide Fuel Cell technology. As a result of the strategic relationship with Adelan, SOFC Energy holds worldwide exclusive rights to all exploitation of Adelan’s Solid Oxide Fuel Cell technologies related to Adelan’s Solid Oxide Fuel Cell fuel processing and its patents pending. Early commercialization applications where Solid Oxide Fuel Cells will find dominant and competitive positions include portable power systems and auxiliary power units for trucks, automobiles and recreational vehicles

MFCS is a company enrolled in the Technology Affiliates Program with the California Institute of Technology (CalTech), and the Jet Propulsion Laboratory (JPL), a federally funded research and development facility managed by Caltech for the National Aeronautics and Space Administration (NASA). As a result of the affiliate relationships with JPL and Caltech, MFCS holds exclusive rights to all exploitation of the micro DMFC technologies that are currently patent pending to JPL and Caltech. To date, JPL and Caltech have filed the first of multiple patents for micro DMFC related technologies and processes. Micro DMFCs produce electricity from the simple components of methanol, water and air. The DMFC converts the energy in methanol into an electric current, and will be used to power portable electronic devices such as cell phones, PDAs, laptops, and other small electronic devices.

Steven Trenk, President of TechSys, said, “We are very excited about the acquisition of SOFC Energy and MFCS, which furthers our strategy to focus on emerging technologies. These acquisitions provide an opportunity for TechSys to accelerate its involvement in developing fuel cell technologies, and we are particularly pleased to be associated with such prestigious institutions and accomplished scientists. We are excited by the challenges of the new millennium and by the opportunity to be one of the first to market with new and environmentally friendly sources of fuel cell energy.”

Forward-Looking Statements

The foregoing contains “forward-looking information” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by such forward-looking terminology as “may,” “will,” “believe,” “anticipate,” “expect,” or similar words or variations thereof. Such forward-looking statements involve certain significant risks and uncertainties. Actual results may differ materially from those anticipated in such forward looking statements as a result of certain factors, including the risk factors set forth in the Company’s registration statement (No. 333-47756) filed with the Securities and Exchange Commission on October 11, 2000. Additional risk factors include the effectiveness of the fuel cell technologies and products, their ability to operate as designed, and their acceptance in the marketplace. In assessing such forward-looking statements, investors are urged to read carefully this report and other filings made by TechSys with the Securities and Exchange Commission.

Contact:

TechSys, Inc. Florham Park, New Jersey
Steven L. Trenk, President
973-236-1919 ext. 130